N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Intermediate Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		59,400		0.0934		501,497       	63.35
Class B		5,771         	0.0547		97,155       	63.34
Class C		13,809         	0.0547		235,159	     	63.35
Class I		377,035		0.1063		2,866,276 	63.35
Class IS   	15,376       	0.0934	       	135,574      	63.35


Evergreen Core Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		845,844	 	0.0431		16,855,116	8.09
Class B		112,548		0.0330		2,985,622    	8.09
Class C		352,829		0.0330		9,745,322    	8.09
Class I		706,101		0.0464		12,993,823	8.09
Class IS     	62,245         	0.0431		1,255,425    	8.09
Class R		92,450         	0.0397		0          	0


Evergreen Short Intermediate Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,496     	0.0016		963,200    	5.09
Class B		10,319    	0.0020		5,293,106    	5.09
Class C		6,079         	0.0016		3,738,780    	5.09
Class I		217    		0.0004		547,250	   	5.09
Class IS     	1,013		0.0004		2,555,229    	5.09

Evergreen International Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		8,500,056   	0.3181		31,215,526	11.05
Class B		167,670   	0.1832		867,616	   	11.07
Class C		594,536	  	0.2065		2,655,688  	11.03
Class I		30,546,731	0.3497		86,317,203	11.04
Class IS     	120,984	  	0.3074		378,060	   	11.07

Evergreen Adjustable Rate Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		164,025		0.0055		29,711,566	9.10
Class B		19,781      	0.0034		5,736,273  	9.10
Class C		132,019		0.0034		38,366,668	9.10
Class I		262,694		0.0063		41,619,674	9.10
Class IS     	46,551         	0.0054		8,573,713  	9.10